Exhibit 99.2

EV Energy GP, L.P.
Condensed Consolidated Balance Sheet
(In thousands)
(Unaudited)

March 31,
2009
ASSETS
Current assets:
Cash and cash equivalents	$661
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	205
Related party	66
Other	50
Derivative asset	1,252
Prepaid expenses and other current assets	15
Total current assets	2,249

Oil and natural gas properties, net of accumulated depreciation, depletion and amortization of $1,672	15,112
Other property, net of accumulated depreciation and amortization of $6	3
Long–term derivative asset	2,185
Other assets	52
Total assets	$19,601

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$213
Deferred revenues	18
Derivative liability	8
Total current liabilities	239

Asset retirement obligations	683
Long–term debt	9,000
Other long–term liabilities	6,309
Long–term derivative liability	2

Commitments and contingencies

Partners’ capital:
General partners	-
Limited partners	3,368
Total partners’ capital	3,368
Total liabilities and partners’ capital	$19,601

See accompanying notes to unaudited condensed consolidated balance sheet.

EV Energy GP, L.P.
Notes to Unaudited Condensed Consolidated Balance Sheet

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Nature of Operations

EV Energy GP, L.P. (“we,” “our” or “us”), a Delaware limited partnership, is the general partner of EV Energy Partners, L.P. (“EVEP”),  publicly held limited partnership that engages in the acquisition, development and production of oil and natural gas properties.  Our general partner is EV Management, LLC (“EV Management”), a Delaware limited liability company.

Basis of Presentation

Our unaudited condensed consolidated balance sheet includes the aggregate results of our financial position and our proportionate share of EVEP’s assets and liabilities.  There is a $6.3 million difference between our investment in EVEP and our proportionate share of EVEP’s net assets as a result of various factors, including our receipt of a disproportionate share of quarterly distributions from our ownership of EVEP’s incentive distribution rights and EVEP’s acquisition of oil and natural gas properties from one of our partners, which required EVEP to carry over the historical costs related to our partner’s interests and apply purchase accounting to the remaining interests acquired.  This difference is included in “Other long–term liabilities” on our condensed consolidated balance sheet.  We are amortizing this difference over the life of our oil and natural gas properties.

Our unaudited condensed consolidated balance sheet included herein has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  We believe that the presentations and disclosures herein are adequate to make the information not misleading.  The unaudited condensed consolidated balance sheet reflects all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the interim period.

All intercompany accounts and transactions have been eliminated in consolidation.  In the Notes to Unaudited Condensed Consolidated Balance Sheet, all dollar amounts in tabulations are in thousands of dollars unless otherwise indicated.

NOTE 2. ACQUISITIONS IN 2008

In May 2008, EVEP acquired oil properties in South Central Texas for $17.4 million, and in August 2008, EVEP acquired oil and natural gas properties in Michigan, Central and East Texas, the Mid-Continent area (Oklahoma, Texas Panhandle and Kansas) and Eastland County, Texas for $58.8 million.  These acquisitions were primarily funded with borrowings under our credit facility.  Our proportionate share of the acquisition costs was $1.5 million.

In September 2008, EVEP issued 236,169 common units to EnerVest, Ltd. (“EnerVest”) to acquire natural gas properties in West Virginia.  EnerVest and its affiliates have a significant interest in EVEP through their 71.25% ownership of us.  As EVEP acquired these natural gas properties from EnerVest, EVEP carried over the historical costs related to EnerVest’s interest and assigned a value of $5.8 million to the common units.  Our proportionate share of the acquisition cost was $0.1 million.

In September 2008, EVEP also acquired oil and natural gas properties in the San Juan Basin from institutional partnerships managed by EnerVest for $114.7 million in cash and 908,954 of EVEP’s common units.  As EVEP acquired these oil and natural gas properties from institutional partnerships managed by EnerVest, EVEP carried over the historical costs related to EnerVest’s interests in the institutional partnerships and assigned a value of $2.1 million to the common units.  Our proportionate share of the acquisition cost was $2.3 million.

EVEP then applied purchase accounting to the remaining interests acquired.  As a result, EVEP recorded a deemed distribution of $13.9 million that represents the difference between the purchase price allocation and the amount paid for the acquisitions.  Our portion of this deemed distribution was $1.1 million.  In addition, we contributed $0.6 million to EVEP to maintain our 2% interest.

EV Energy GP, L.P.
Notes to Unaudited Condensed Consolidated Balance Sheet (continued)

NOTE 3. RISK MANAGEMENT

Effective January 1, 2009, we adopted SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. SFAS No. 161 requires enhanced disclosures about an entity’s derivative and hedging activities and how they affect an entity’s financial position, financial performance and cash flows.

EVEP’s business activities expose it to risks associated with changes in the market price of oil and natural gas.  In addition, EVEP’s floating rate credit facility exposes it to risks associated with changes in interest rates   As such, future earnings are subject to fluctuation due to changes in the market price of oil and natural gas and interest rates.  EVEP uses derivatives to reduce our risk of changes in the prices of oil and natural gas and interest rates.  EVEP’s policies do not permit the use of derivatives for speculative purposes.

EVEP has elected not to designate any of its derivatives as hedging instruments as defined by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended.

As of March 31, 2009, EVEP had entered into oil and natural gas commodity contracts with the following terms:

Period Covered	Index	Hedged Volume per Day	Weighted Average Fixed Price	Weighted Average Floor Price		Weighted Average Ceiling Price
Oil (Bbls):
Swaps – 2009	WTI	1,776	$93.16	$		$
Collar – 2009	WTI	125			62.00		73.90
Swaps – 2010	WTI	1,725	90.84
Swaps – 2011	WTI	480	109.38
Collar – 2011	WTI	1,100			110.00		166.45
Swaps – 2012	WTI	460	108.76
Collar – 2012	WTI	1,000			110.00		170.85
Swap – 2013	WTI	500	72.50

Natural Gas (MMBtu):
Swaps – 2009	Dominion Appalachia	6,400	9.03
Swaps – 2010	Dominion Appalachia	5,600	8.65
Swap – 2011	Dominion Appalachia	2,500	8.69
Collar – 2011	Dominion Appalachia	3,000			9.00		12.15
Collar – 2012	Dominion Appalachia	5,000			8.95		11.45
Swaps – 2009	NYMEX	9,000	8.05
Collars – 2009	NYMEX	7,000			7.79		9.50
Swaps – 2010	NYMEX	13,500	8.28
Collar – 2010	NYMEX	1,500			7.50		10.00
Swaps – 2011	NYMEX	12,500	8.53
Swaps - 2012	NYMEX	12,500	9.01
Swap – 2013	NYMEX	4,000	7.50
Swaps – 2009	MICHCON_NB	5,000	8.27
Swap – 2010	MICHCON_NB	5,000	8.34
Collar – 2011	MICHCON_NB	4,500			8.70		11.85
Collar – 2012	MICHCON_NB	4,500			8.75		11.05
Swaps – 2009	HOUSTON SC	5,545	8.25
Collar – 2010	HOUSTON SC	3,500			7.25		9.55
Collar - 2011	HOUSTON SC	3,500			8.25		11.65
Collar – 2012	HOUSTON SC	3,000			8.25		11.10
Swaps – 2009	EL PASO PERMIAN	3,500	7.80
Swap – 2010	EL PASO PERMIAN	2,500	7.68
Swap – 2011	EL PASO PERMIAN	2,500	9.30
Swap – 2012	EL PASO PERMIAN	2,000	9.21
Swap – 2013	EL PASO PERMIAN	3,000	6.77
Swap – 2013	SAN JUAN BASIN	3,000	6.66

EV Energy GP, L.P.
Notes to Unaudited Condensed Consolidated Balance Sheet (continued)

As of March 31, 2009, EVEP had also entered into interest rate swaps with the following terms:

Period Covered	Notional Amount	Floating Rate	Fixed Rate
April 2009 – September 2012	$40,000	1 Month LIBOR	2.145%
April 2009 – July 2012	35,000	1 Month LIBOR	4.043%
April 2009 – July 2012	40,000	1 Month LIBOR	4.050%
April 2009 – July 2012	70,000	1 Month LIBOR	4.220%
April 2009 – July 2012	20,000	1 Month LIBOR	4.248%
April 2009 – July 2012	35,000	1 Month LIBOR	4.250%

At March 31, 2009, our proportionate share of the fair value of these derivatives was as follows:

	Asset Derivatives	Liability Derivatives
Oil and natural gas commodity contracts	$3,749	$–
Interest rate swaps	–	322
Total fair value	3,749	322
Netting arrangements	(312)	(312)
Net recorded fair value	$3,437	$10

Location of derivatives on our condensed consolidated balance sheet:
Derivative asset	$1,252	$–
Long–term derivative asset	2,185	–
Derivative liability	–	8
Long–term derivative liability	–	2
	$3,437	$10

NOTE 4. FAIR VALUE MEASUREMENTS

We adopted SFAS No. 157, Fair Value Measurements, on January 1, 2008 for our financial assets and financial liabilities, and we adopted SFAS No. 157 on January 1, 2009 for our nonfinancial assets and nonfinancial liabilities.  The adoption did not have a material impact on our condensed consolidated balance sheet.

SFAS 157 establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value.  This hierarchy has three levels based on the reliability of the inputs used to determine fair value.  Level 1 refers to fair values determined based on quoted prices in active markets for identical assets or liabilities.  Level 2 refers to fair values determined based on quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration.  Level 3 refers to fair values determined based on our own assumptions used to measure assets and liabilities at fair value.

The following table presents the fair value hierarchy table for our proportionate share of EVEP’s assets and liabilities that are required to be measured at fair value on a recurring basis:

		Fair Value Measurements at March 31, 2009 Using:
	Total Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivatives	$3,427	$–	$3,427	$–

EV Energy GP, L.P.
Notes to Unaudited Condensed Consolidated Balance Sheet (continued)

NOTE 5. ASSET RETIREMENT OBLIGATIONS

If a reasonable estimate of the fair value of an obligation to perform site reclamation, dismantle facilities or plug and abandon wells can be made, EVEP records an asset retirement obligation (“ARO”) and capitalize the asset retirement cost in oil and natural gas properties in the period in which the retirement obligation is incurred.  After recording these amounts, the ARO is accreted to its future estimated value using an assumed cost of funds and the additional capitalized costs are depreciated on a unit–of–production basis.  The changes in our proportionate share of the aggregate ARO are as follows:

Balance as of December 31, 2008	$692
Accretion expense	9
Revisions in estimated cash flows	5
Balance as of March 31, 2009	$706

As of March 31, 2009, $0.02 million of the ARO is classified as current and is included in “Accounts payable and accrued liabilities” on our condensed consolidated balance sheet.

NOTE 6. LONG–TERM DEBT AND SUBSEQUENT EVENT

As of March 31, 2009, EVEP’s credit facility consists of a $700.0 million senior secured revolving credit facility that expires in October 2012.  Borrowings under the facility are secured by a first priority lien on substantially all of EVEP’s assets and the assets of its subsidiaries.  EVEP may use borrowings under the facility for acquiring and developing oil and natural gas properties, for working capital purposes, for general corporate purposes and for funding distributions to partners.  EVEP also may use up to $50.0 million of available borrowing capacity for letters of credit.  The facility contains certain covenants which, among other things, require the maintenance of a current ratio (as defined in the facility) of greater than 1.00 and a ratio of total debt to earnings plus interest expense, taxes, depreciation, depletion and amortization expense and exploration expense of no greater than 4.0 to 1.0.  As of March 31, 2009, EVEP was in compliance with all of the facility covenants.

Borrowings under the facility bear interest at a floating rate based on, at EVEP’s election, a base rate or the London Inter–Bank Offered Rate plus applicable premiums based on the percent of the borrowing base that we have outstanding (weighted average effective interest rate of 2.55% at March 31, 2009).

Borrowings under the facility may not exceed a “borrowing base” determined by the lenders under the facility based on our oil and natural gas reserves.  As of March 31, 2009, the borrowing base under the facility was $525.0 million.  The borrowing base is subject to scheduled redeterminations as of April 1 and October 1 of each year with an additional redetermination once per calendar year at EVEP’s request or at the request of the lenders and with one calculation that may be made at EVEP’s request during each calendar year in connection with material acquisitions or divestitures of properties.

At March 31, 2009, EVEP had $450.0 million outstanding under the facility, and our proportionate share of the amount outstanding under the facility was $9.0 million.

In April 2009, EVEP repaid $10.0 million of the amount outstanding under the facility, and the facility was amended to adjust the commitment fee rate and the interest rate margins to be more reflective of current market rates.  In addition, EVEP’s borrowing base was redetermined from $525.0 million to $465.0 million.

NOTE 7. COMMITMENTS AND CONTINGENCIES

We are involved in disputes or legal actions arising in the ordinary course of business.  We do not believe the outcome of such disputes or legal actions will have a material adverse effect on our consolidated financial statements.

NOTE 8. NEW ACCOUNTING STANDARDS

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”) to replace SFAS No. 141, Business Combinations.  SFAS No. 141(R) retains the purchase method of accounting used in business combinations but replaces SFAS 141 by establishing principles and requirements for the recognition and measurement of assets, liabilities and goodwill, including the requirement that most transaction and restructuring costs related to the acquisition be expensed. In addition, the statement requires disclosures to enable users to evaluate the nature and financial effects of the business combination.  We adopted SFAS No. 141(R) on January 1, 2009, and there was no impact on our condensed consolidated balance sheet.

EV Energy GP, L.P.
Notes to Unaudited Condensed Consolidated Balance Sheet (continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51, to establish new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity.  The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement.  SFAS No. 160 clarifies that changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest.  In addition, SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated.  SFAS No. 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest.  We adopted SFAS No. 160 on January 1, 2009, and there was no impact on our condensed consolidated balance sheet.